Exhibit 99.1

MPG OFFICE TRUST REPORTS
THIRD QUARTER 2011 FINANCIAL RESULTS

LOS ANGELES, October 31, 2011 – MPG Office Trust, Inc. (NYSE: MPG), a Southern California-focused real estate investment trust, today reported results for the quarter ended September 30, 2011.

Significant Third Quarter Events

•	We had $176.7 million of cash as of September 30, 2011 (excluding restricted cash related to mortgages in default), of which $106.8 million was unrestricted and $69.9 million was restricted.

•	During the third quarter of 2011, we completed new leases and renewals totaling approximately 176,000 square feet (including our pro rata share of our joint venture properties).

•
On July 22, 2011, the Company disposed of City Tower located in Orange, California in cooperation with the special servicer on the mortgage loan. As a result of the disposition, we were relieved of the obligation to repay the $140.0 million mortgage loan secured by the property as well as accrued contractual and default interest.

•
On July 25, 2011, the Company entered into an exchange agreement providing for the exchange of 218,635 shares of its Series A preferred stock for 1,127,597 shares of its common stock. For purposes of this exchange, the exchange ratio was 5.157 shares of common stock for each share of Series A preferred stock, with the Series A preferred stock valued at $19.00 per share and the common stock valued at $3.684 per share, the trailing five-day average closing price.

•
On July 27, 2011, the Company entered into an exchange agreement providing for the exchange of 50,995 shares of its Series A preferred stock for 262,981 shares of its common stock. For purposes of this exchange, the exchange ratio was 5.157 shares of common stock for each share of Series A preferred stock, with the Series A preferred stock valued at $16.50 per share and the common stock valued at $3.20 per share, the closing price on July 27, 2011.

•
On August 1, 2011, the Company completed a $33.8 million financing secured by the Plaza Las Fuentes office building located in Pasadena, California. Net proceeds totaled $33.1 million, which will be used for general corporate purposes.

Subsequent Event
On October 28, 2011, the Company and subsidiary entities entered into an agreement with Charter Hall Office REIT (“Charter Hall”) and affiliates of Beacon Capital Partners, LLC (“Beacon”) relating to the transfer of Charter Hall’s 80% interest in the Maguire Macquarie Office, LLC joint venture to Beacon, the sale of the joint venture’s interests in Wells Fargo Center (Denver) and San Diego Tech Center to Beacon, the sale of the Company’s development rights at San Diego Tech Center to Beacon, and a lump sum payment by Beacon to the Company in consideration for the Company’s agreement to terminate its right to receive certain fees. Net proceeds from the transactions to the Company are expected to total approximately $45 million. The closing of the various transactions is expected to occur in the first quarter of 2012, and is subject to customary closing conditions, including obtaining lender and other third-party consents.

Third Quarter 2011 Financial Results
Net income available to common stockholders for the quarter ended September 30, 2011 was $25.6 million, or $0.51 per share, compared to net loss available to common stockholders of ($17.9) million, or $(0.36) per share, for the quarter ended September 30, 2010.

Our share of Funds from Operations (FFO) available to common stockholders for the quarter ended September 30, 2011 was $38.7 million, or $0.76 per diluted share, compared to ($2.4) million, or $(0.05) per share, for the quarter ended September 30, 2010. Our share of FFO before specified items was ($1.7) million, or $(0.04) per share, for the quarter ended September 30, 2011 as compared to $0.2 million, or nil per share, for the quarter ended September 30, 2010.

As of September 30, 2011, our office portfolio (including Properties in Default) was comprised of whole or partial interests in 20 office properties totaling approximately 13 million net rentable square feet, and on- and off-site structured parking plus surface parking totaling approximately 8 million square feet, which accommodates approximately 23,000 vehicles.

We will host a conference call and audio webcast, both open to the general public, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) on Tuesday, November 1, 2011, to discuss the financial results of the third quarter and provide a company update. The conference call can be accessed by dialing (866) 394-8461 (Domestic) or (706) 758-3042 (International), ID number 20673870. The live conference call can be accessed via audio webcast at the Investor Relations section of our website, located at www.mpgoffice.com, or through Thomson Reuters at www.earnings.com. Our Supplemental Operating and Financial Data package is available at the Investor Relations section of our website, located at www.mpgoffice.com under “Financial Reports–Quarterly & Other Reports.”

A replay of the conference call will be available approximately two hours following the call through November 4, 2011. To access this replay, dial (855) 859-2056 (Domestic) or (404) 537-3406 (International). The required passcode for the replay is ID number 20673870.  The replay can also be accessed via audio webcast at the Investor Relations section of our website, located at www.mpgoffice.com, or through Thomson Reuters at www.earnings.com.

About MPG Office Trust, Inc.
MPG Office Trust, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district. MPG Office Trust, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing and financing. For more information on MPG Office Trust, visit our website at www.mpgoffice.com.

Business Risks
This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: risks associated with the availability and terms of financing; risks associated with the timing and consequences of loan defaults and related asset dispositions; risks associated with our loan modification and asset disposition efforts, including potential tax ramifications; risks associated with our liquidity situation; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with our dependence on key personnel whose continued service is not guaranteed; risks associated with increases in interest rates, volatility in the securities markets and contraction in the credit markets affecting our ability to extend or refinance existing loans as they come due; risks associated with the continued or increased negative impact of the current credit crisis and global economic slowdown; risks associated with joint ventures; risks associated with our ability to dispose of properties, if and when we decide to do so, at prices or terms set by or acceptable to us; risks associated with contingent guaranties by our Operating Partnership; risks associated with our potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and potential liability for uninsured losses and environmental contamination.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K filed on March 16, 2011 with the Securities and Exchange Commission. The Company does not update forward-looking statements and disclaims any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

CONTACT:	MPG Office Trust, Inc.
Peggy Moretti
Executive Vice President, Investor and Public Relations
(213) 613-4558

MPG OFFICE TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	September 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
Investments in real estate	$2,599,891	$3,063,186
Less: accumulated depreciation	(640,882)	(668,328)
Investments in real estate, net	1,959,009	2,394,858

Cash and cash equivalents	106,757	46,864
Restricted cash	86,731	142,795
Rents and other receivables, net	3,833	5,809
Deferred rents	54,259	60,609
Deferred leasing costs and value of in-place leases, net	74,103	91,311
Deferred loan costs, net	10,139	13,972
Other assets	9,782	14,794
Total assets	$2,304,613	$2,771,012

LIABILITIES AND DEFICIT
Liabilities:
Mortgage and other loans	$3,034,714	$3,576,493
Accounts payable and other liabilities	145,910	196,015
Acquired below-market leases, net	27,097	44,026
Total liabilities	3,207,721	3,816,534

Deficit:
Stockholders’ Deficit:
7.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value, $25.00 liquidation preference, 50,000,000 shares authorized; 9,730,370 and 10,000,000 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	97	100
Common stock, $0.01 par value, 100,000,000 shares authorized; 50,993,595 and 48,925,499 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	510	489
Additional paid-in capital	702,733	702,556
Accumulated deficit and dividends	(1,477,397)	(1,594,407)
Accumulated other comprehensive loss	(19,874)	(29,079)
Total stockholders’ deficit	(793,931)	(920,341)
Noncontrolling Interests:
Common units of our Operating Partnership	(109,177)	(125,181)
Total deficit	(903,108)	(1,045,522)
Total liabilities and deficit	$2,304,613	$2,771,012

MPG OFFICE TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	Sept. 30, 2011	Sept. 30, 2010	Sept. 30, 2011	Sept. 30, 2010
Revenue:
Rental	$50,881	$52,886	$153,333	$159,915
Tenant reimbursements	20,935	20,890	62,119	63,817
Parking	8,996	8,853	26,895	28,444
Management, leasing and development services	2,590	1,281	4,715	3,304
Interest and other	614	2,609	2,580	3,057
Total revenue	84,016	86,519	249,642	258,537

Expenses:
Rental property operating and maintenance	20,892	20,661	61,378	60,356
Real estate taxes	7,516	7,355	22,167	21,669
Parking	2,231	2,461	6,945	7,463
General and administrative	5,258	8,073	17,257	22,197
Other expense	1,986	1,540	5,665	4,592
Depreciation and amortization	24,680	25,953	73,655	79,065
Impairment of long-lived assets	9,330	—	9,330	—
Interest	54,018	48,438	156,070	140,825
Loss from early extinguishment of debt	—	—	164	—
Total expenses	125,911	114,481	352,631	336,167

Loss from continuing operations before equity in net loss of unconsolidated joint venture and gain on sale of real estate	(41,895)	(27,962)	(102,989)	(77,630)
Equity in net loss of unconsolidated joint venture	204	204	(129)	601
Gain on sale of real estate	—	—	—	16,591
Loss from continuing operations	(41,691)	(27,758)	(103,118)	(60,438)

Discontinued Operations:
Loss from discontinued operations before gains on settlement of debt and sale of real estate	(688)	(11,510)	(32,053)	(58,197)
Gains on settlement of debt	62,531	9,030	190,380	58,151
Gains on sale of real estate	10,215	14,689	73,844	14,689
Income from discontinued operations	72,058	12,209	232,171	14,643

Net income (loss)	30,367	(15,549)	129,053	(45,795)
Net (income) loss attributable to common units of our Operating Partnership	(2,915)	2,455	(13,193)	7,292
Net income (loss) attributable to MPG Office Trust, Inc.	27,452	(13,094)	115,860	(38,503)
Preferred stock dividends	(4,637)	(4,766)	(14,169)	(14,298)
Preferred stock redemption discount	2,780	—	2,780	—
Net income (loss) available to common stockholders	$25,595	$(17,860)	$104,471	$(52,801)

Basic income (loss) per common share:
Loss from continuing operations	$(0.77)	$(0.58)	$(2.05)	$(1.34)
Income from discontinued operations	1.28	0.22	4.17	0.26
Net income (loss) available to common stockholders per share	$0.51	$(0.36)	$2.12	$(1.08)

Weighted average number of common shares outstanding	49,961,007	48,874,308	49,342,879	48,701,639

Amounts attributable to MPG Office Trust, Inc.:
Loss from continuing operations	$(36,443)	$(23,828)	$(89,642)	$(51,364)
Income from discontinued operations	63,895	10,734	205,502	12,861
	$27,452	$(13,094)	$115,860	$(38,503)

MPG OFFICE TRUST, INC.
FUNDS FROM OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

		For the Three Months Ended		For the Nine Months Ended
		Sept. 30, 2011	Sept. 30, 2010	Sept. 30, 2011	Sept. 30, 2010
Reconciliation of net income (loss) available to common stockholders to funds from operations:
Net income (loss) available to common stockholders		$25,595	$(17,860)	$104,471	$(52,801)
Add:	Depreciation and amortization of real estate assets	24,334	31,406	79,333	97,963
	Depreciation and amortization of real estate assets – unconsolidated joint venture (a)	1,743	1,823	5,174	5,634
	Net income (loss) attributable to common units of our Operating Partnership	2,915	(2,455)	13,193	(7,292)
	Unallocated losses – unconsolidated joint venture (a)	(776)	(1,000)	(1,150)	(3,214)
Deduct:	Gains on sale of real estate	10,215	14,689	73,844	31,280
Funds from operations available to common stockholders and unit holders (FFO) (b)		$43,596	$(2,775)	$127,177	$9,010
Company share of FFO (c) (d)		$38,657	$(2,440)	$112,584	$7,897
FFO per share – basic		$0.77	$(0.05)	$2.28	$0.16
FFO per share – diluted		$0.76	$(0.05)	$2.23	$0.16
Weighted average number of common shares outstanding – basic		49,961,007	48,874,308	49,342,879	48,701,639
Weighted average number of common and common equivalent shares outstanding – diluted		50,988,030	49,507,077	50,479,393	49,332,482

Reconciliation of FFO to FFO before specified items: (e)
FFO available to common stockholders and unit holders (FFO)		$43,596	$(2,775)	$127,177	$9,010
Add:	Loss from early extinguishment of debt	—	—	399	485
	Default interest accrued on mortgages in default	10,413	9,902	33,294	30,806
	Writeoff of deferred financing costs related to mortgages in default	—	713	1,759	1,275
	Impairment of long-lived assets	9,330	1,373	23,218	18,820
Deduct:	Gains on settlement of debt	62,531	9,030	190,380	58,151
	Preferred stock redemption discount	2,780	—	2,780	—
FFO before specified items		$(1,972)	$183	$(7,313)	$2,245
Company share of FFO before specified items (c) (d)		$(1,749)	$161	$(6,470)	$1,971
FFO per share before specified items – basic		$(0.04)	$—	$(0.13)	$0.04
FFO per share before specified items – diluted		$(0.04)	$—	$(0.13)	$0.04
__________

(a)	Amount represents our 20% ownership interest in our joint venture with Charter Hall Office REIT.

(b)
Funds from operations, or FFO, is a widely recognized measure of REIT performance. We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income or loss (as computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding gains from disposition of property (but including impairments and provisions for losses on property held for sale), plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements). Adjustments for our unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO. As a result, FFO should be considered only as a supplement to net income or loss as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flows from operating activities (as computed in accordance with GAAP).

(c)	Based on a weighted average interest in our Operating Partnership of approximately 88.7% and 87.9% for the three months ended September 30, 2011 and 2010, respectively.

(d)	Based on a weighted average interest in our Operating Partnership of approximately 88.5% and 87.8% for the nine months ended September 30, 2011 and 2010, respectively.

(e)
Management also uses FFO before specified items as a supplemental performance measure because losses from early extinguishment of debt, default interest, the impairment of long-lived assets, gains on settlement of debt and preferred stock redemptions create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions or dispositions. Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

As of September 30, 2011, the mortgage loans on the following properties were in default: Stadium Towers Plaza and 500 Orange Tower in Central Orange County, Two California Plaza in Downtown Los Angeles, and 700 North Central and 801 North Brand in Glendale. We are accruing interest on the defaulted mortgage loans at the default rate per the applicable loan agreements. We have excluded default interest accrued on mortgages in default as well as the writeoff of deferred financing costs related to the mortgage loans on these properties from the calculation of FFO before specified items since these charges are a direct result of management’s decision to dispose of property other than by sale or modify the loan (in the case of Two California Plaza). Management views these charges as costs to complete the disposition of the related properties or the modification of the loan.

Impairment of long-lived assets represents charges taken to write down depreciable real estate assets to estimated fair value when events or changes in circumstances indicate that the carrying amount may not be recoverable. In some instances, the disposition of properties impaired in prior periods may result in a gain on settlement of debt at the time of disposition. Per the NAREIT definition of FFO, gains from property dispositions are excluded from the calculation of FFO; however, impairment losses are required to be included. Management excludes gains from property dispositions, impairment losses and gains on settlement of debt from the calculation of FFO before specified items because they relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition. These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.

Preferred stock redemption discount represents the excess of the carrying amount of our Series A preferred stock over the fair value of the consideration transferred to the holders of our Series A preferred stock at the time of exchange, which is added to net income (loss) available to common stockholders in the calculation of earnings per share. We have excluded preferred stock redemptions from the calculation of FFO before specified items since these transactions are non-cash in nature and at the discretion of management. These types of gains create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing operations.